TrueBlue Acquires TMP Holdings LTD - Strengthening PeopleScout’s Global RPO and Talent Advisory Capabilities

Acquisition expands PeopleScout’s EMEA client base, team and operations

Chicago - June 13, 2018 - TrueBlue (NYSE:TBI), a global provider of specialized workforce solutions, has, through its PeopleScout Recruitment Process Outsourcing (RPO) segment, acquired TMP Holdings LTD (“TMP”) which operates in the United Kingdom under the brand name TMP Worldwide. TMP is an award-winning provider of employer branding and recruitment marketing solutions with a portfolio of marquee RPO clients.

The acquisition achieves two primary objectives. First, it expands PeopleScout’s global RPO capabilities and EMEA client base, team and operations. Second, the acquisition creates a powerful talent advisory offering for PeopleScout’s global client base comprised of a broad array of services, including employer branding, recruitment marketing, assessment services and talent acquisition strategy.

TMP’s London headquarters will serve as PeopleScout’s EMEA headquarters, joining its worldwide headquarters in Chicago and APAC headquarters in Sydney. TMP’s Bristol delivery center will join PeopleScout’s global delivery center network which supports clients in more than 70 countries.

“With TMP, we significantly strengthen our RPO footprint and delivery capabilities in EMEA - deepening our expertise in this strategic market,” said PeopleScout President Taryn Owen, who will continue to lead the organization. “Additionally, the TMP team infuses PeopleScout with decades of experience in recruitment marketing and talent acquisition strategy, better enabling our clients to connect with the talent they need now and in the future.”

Andrew Wilkinson, TMP CEO, will join the PeopleScout Executive Leadership Team as Group Managing Director of EMEA. The London and Bristol locations will continue to support TMP’s current clients, a portfolio that spans the global economy.

“Joining PeopleScout significantly enhances our RPO offering with expanded talent solutions, global delivery capabilities, powerful technology, deeper talent intelligence and thought leadership,” said Wilkinson. “We are excited to join PeopleScout’s thousands of forward-looking talent professionals and strong company culture, and we share their commitment to delivering exceptional service for both candidates and clients.”

TMP RPO clients will benefit from PeopleScout’s award-winning Affinix™ talent technology, unparalleled large-deal delivery experience, deep vertical expertise, global footprint and the full range of talent solutions provided by PeopleScout. TMP will continue its specialized focus on talent attraction solutions in the UK while accelerating its ability to deliver the most innovative solutions in the marketplace with PeopleScout’s suite of solutions.

About PeopleScout
PeopleScout, a TrueBlue company, is the world’s largest RPO provider managing talent solutions that span the global economy, with end-to-end MSP capabilities supporting total workforce needs. PeopleScout boasts 98 percent client retention managing the most complex programs in the industry. The company’s thousands of forward-looking talent professionals provide clients with the edge in the people business by consistently delivering now while anticipating what’s next. Affinix™, PeopleScout’s proprietary talent acquisition platform, empowers faster engagement with the best talent through an AI-driven, consumer-like candidate experience with one-point ATS and VMS integration and single sign-on. Leveraging the power of data gleaned from engaging millions of candidates and contingent associates every year, PeopleScout enhances talent intelligence for clients across more than 70 countries with headquarters in Chicago, Sydney and London and global delivery centers in Charlotte, Toronto, Montreal, Bristol, Krakow, Gurgaon and Bangalore. For more information, please visit www.peoplescout.com.

About TMP Holdings LTD

TMP Holdings LTD* is a leading independent RPO, resourcing and recruitment marketing company providing talent solutions to organizations in the commercial and government sectors in the UK under its TMP Worldwide and Yocto brands. An award-winning business, TMP is recognized as a specialist in employer branding and for bringing creativity and innovation to its talent solutions. Its Bristol delivery center handles tens of thousands of candidates annually for TMP’s RPO customers working alongside a specialist assessment unit to build effective selection tools. The London communications delivery center provides access to research, insight, media planning, technology and creative services. For more information, please visit www.tmpw.co.uk.

*TMP Holdings LTD is neither owned by, nor otherwise connected with, TMP Worldwide Advertising & Communications LLC.

Forward-Looking Statements
This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to successfully complete and integrate acquisitions, (3) our ability to successfully operate internationally, (4) our ability to attract and retain customers, (5) our ability to maintain profit margins, (6) new laws and regulations that could have a material effect on our operations or financial results, (7) our ability to attract sufficient qualified candidates and employees to meet the needs of our customers, and (8) our ability to successfully execute on new business strategies and initiatives such as the leveraging of mobile technology. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

Press Contact:
Caroline Sabetti
Global VP of Marketing and Communications
312-560-9173

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